LOAN AND SECURITY AGREEMENT

                        June 29, 1999


     This Loan and Security Agreement (as amended, supplemented or modified from time to time, this "Agreement"), is between HADRON, INC., a New York corporation, AVENUE TECHNOLOGIES, INC., a Virginia corporation, VAIL RESEARCH AND TECHNOLOGY CORPORATION, a Virginia corporation, SYCOM SERVICES, INC., a Delaware corporation, and ENGINEERING & INFORMATION SERVICES, INC., a Virginia corporation (hereinafter individually and collectively called the "Borrower") and UNITED BANK, a Virginia banking corporation (hereinafter called the "Bank").

I.  DEFINITIONS.

  (A)  As used herein, the terms "Default", "Loan
Documents" and other terms defined in the Notes shall have their defined meanings herein as set forth in the Notes, and the following terms shall have the following meanings:

     "Account Debtor" means, with respect to any Receivable or Other Intangible, any Person obligated to make payment thereunder, including without limitation any account debtor thereon.

     "Advances" has the meaning set forth in Section II(A).

     "Affiliate" means (i) any person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any person (other than the Borrower) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

     "Available Credit" means that amount (which must be a positive number) obtained by subtracting the outstanding principal balance of the Revolving Note from the Commitment.

     "Billed Accounts" means Receivables for which a bill has been rendered to the Account Debtor and which are unpaid for no more than (i) ninety (90) days from the date of the original bill, in the case of Eligible Assigned Government Accounts and Eligible Other Government Accounts, and (ii) sixty (60) days from the date of the original bill, in the case of Eligible Commercial Accounts.

     "Borrowing Base" means, without duplication, the sum of (i) 90% of the Net Unpaid Balance of Eligible Assigned Government Accounts, (ii) 85% of the Net Unpaid Balance of Eligible Other Government Accounts, (iii) 75% of the Net Unpaid Balance of Eligible Commercial Accounts, and (iv) 50% of the Net Unpaid Balance of Eligible Unbilled Accounts. No item of Collateral will be included in the Borrowing Base unless the Bank has a valid and perfected first priority Lien on it.

     "Borrowing Base Certificate" has the meaning set forth in
Section II(A)(5).

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Virginia are authorized to close.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" has the meaning set forth in Section III(A).

     "Commitment" means the lesser of (i) the Principal Sum and
(ii) the Borrowing Base.

     "Commitment Period" means the period from and including the Effective Date to but excluding the Date of Maturity.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

     "Date of Maturity" has the meaning set forth in the Revolving Note.

     "Debt" has the meaning set forth in Section VI(A)(1).

     "Effective Date" means the date on which the Bank receives a fully completed and executed copy of this Agreement.

     "Eligible Accounts" means such Billed Accounts, or Unbilled Accounts, as the case may be, for goods delivered or services rendered owing to the Borrower as the Bank, in its reasonable discretion, shall from time to time elect to consider Eligible Accounts for purposes of this Agreement. Without limiting the discretion of the Bank to consider any such accounts not to be Eligible Accounts, and by way of example only of the types of accounts that the Bank may consider not to be Eligible Accounts, the Bank may consider the following classes of accounts not to be Eligible Accounts:

     (i) accounts arising out of sales that are not in the ordinary course of the business of the Borrower;

     (ii) accounts on terms other than those normal or customary in the business of the Borrower;

     (iii) accounts owing from any person that is an Affiliate of the Borrower unless arising in the ordinary course of business conducted on an arm's-length basis;

     (iv) accounts of any account debtor if any portion of such accounts are unpaid more than 60 days after the date of the original bill;

     (v)  accounts, the liability for which has
been disputed by the Account Debtor;

     (vi) accounts owing from any person that shall file or have filed against it a petition or other pleading under any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar law for the relief of debtors;

     (vii) accounts owing from any person that is also a supplier to or creditor of the Borrower;

     (viii)  accounts arising out of sales to an Account
Debtor outside the United States, unless the account is (A) fully backed by an irrevocable letter of credit containing terms acceptable to the Bank issued by a financial institution satisfactory to the Bank or (B) on terms acceptable to the Bank;

      (ix) accounts arising out of sales on a bill-and-hold guaranteed sale, sale-and-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

      (x) accounts, the full and timely collection of which the Bank, in its sole judgment, believes to be doubtful; and

      (xi) accounts in respect of which this Agreement does not or has ceased to create a valid and perfected first priority Lien in favor of the Bank.

     "Eligible Commercial Accounts" means Eligible Accounts that are Billed Accounts owing from Account Debtors other than the United States or a state or local Government.

     "Eligible Assigned Government Accounts" means Eligible Accounts that are Billed Accounts owing from the United States or a state or local Government and where (i) the contract price giving rise to the account is $500,000 or more, and (ii) the Borrower has satisfied the requirements of the Assignment of Claims Act of 1940, as amended, and any similar state legislation in respect thereof and the Bank is satisfied as to the absence of set-offs, counterclaims and other defenses to payment on the part of the United States or such state Government.

     "Eligible Other Government Accounts" means Eligible Accounts that are Billed Accounts owing from (i) the United States or a state or local Government and which are not Eligible Assigned Government Accounts, or (ii) a prime contractor with an agency, department or instrumentality of the United States or any state Government in the United States.

     "Eligible Unbilled Accounts" means Eligible Accounts that are Unbilled Accounts.

     "Equipment" means all equipment now owned or hereafter acquired by the Borrower, including all items of machinery, equipment, furnishings and fixtures of every kind, whether affixed to real property or not, as well as all automobiles, trucks and vehicles of every description, trailers, handling and delivery equipment, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof.

     "GAAP" means generally accepted accounting principles in the United States.

     "Government" means any Federal, state or local government, authority, agency, court or other body, officer or entity, and any arbitrator with authority to bind a party at law.

     "Inventory" means all inventory now owned or hereafter acquired by the Borrower, including (i) all goods and other personal property which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Borrower's business,
(ii) all inventory, wherever located, evidenced by negotiable and non-negotiable documents of title, warehouse receipts and bills of lading, (iii) all of the Borrower's rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services and (iv) all rights of the Borrower as an unpaid seller, including rescission, replevin, reclamation and stopping in transit.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Lockbox Agreement" means that certain Lockbox Agreement of even date between the Borrower and the Bank, as such agreement may be supplemented, amended or modified from time to time.

     "Net Unpaid Balance" means at any date the unpaid balance of an Eligible Account at such date not including any unearned finance charges, late payment charges or other similar charges, or any extension, service or collection fees in respect thereof.

     "Note" means the Term Note or the Revolving Note, and "Notes" means both of said notes.

     "Obligations" means (i) all amounts now or hereafter payable by the Borrower to the Bank on the Notes, (ii) all other obligations or liabilities now or hereafter payable by the Borrower pursuant to this Agreement, (iii) all obligations and liabilities now or hereafter payable by the Borrower under, arising out of or in connection with any other Loan Documents and any other instrument or agreement executed in connection with either Note or this Agreement, and (iv) all other indebtedness, obligations and liabilities of the Borrower to the Bank, now existing or hereafter arising or incurred, whether or not evidenced by notes or other instruments, and whether such indebtedness, obligations and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, related or unrelated to the loan evidenced by either Note, similar or dissimilar to the indebtedness arising out of or in connection with either Note or this Agreement or of the same or a different class of indebtedness as the indebtedness arising out of or in connection with either Note or this Agreement, including, without limitation, any overdrafts in any deposit accounts maintained by the Borrower with the Bank, all obligations of the Borrower with respect to letters of credit, if any, issued by the Bank, for the account of the Borrower, any indebtedness of the Borrower that is purchased by or assigned to the Bank, and any indebtedness of the Borrower to any assignee of all or a portion of either Note or any other obligation referred to in this definition.

     "Other Intangibles" means all accounts, accounts receivable, contract rights, documents, instruments, chattel paper, investment property, money and general intangibles now owned or hereafter acquired by the Borrower including, without limitation, all customer lists, permits, federal and state Tax refunds, reversionary interests in pension plan assets, trademarks, patents, licenses, copyrights and other rights in intellectual property, other than Receivables.

     "Permitted Liens" means the Liens referred to in subparagraphs (a)-(f), inclusive, of Section VI(C)(8).

     "Principal Sum" has the meaning set forth in the Revolving
Note.

     "Proceeds" means all proceeds, including (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash, (ii) any and all payments or other property (in any form whatsoever) made or due and payable on account of any insurance, indemnity, warranty or guaranty payable to the Borrower with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person, corporation, agency, authority or other entity acting under color of any Government), (iv) any claim of the Borrower against third parties for past, present or future infringement of any patent or for past, present or future infringement or dilution of any trademark or for injury to the goodwill associated with any trademark or for the breach of any license, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Receivables" means all accounts now or hereafter owing to the Borrower, and all accounts receivable, contract rights, documents, instruments or chattel paper representing amounts payable or monies due or to become due to the Borrower, arising from the sale of Inventory or the rendition of services in the ordinary course of business or otherwise (whether or not earned by performance), together with all Inventory returned by or reclaimed from customers wherever such Inventory is located, and all guaranties, securities and Liens held for the payment of any such account, account receivable, contract right, document, instrument or chattel paper.

     "Revolving Note" means that certain Revolving Commercial Note of even date with this Agreement made by the Borrower and payable to the order of the Bank, in the amount of the Principal Sum, as such note may be modified, extended, or renewed from time to time

     "Subordination Agreement" means a subordination agreement substantially in the form of Exhibit A and appropriately completed, and Subordination Agreements means all of said agreements.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Tax" means any fee (including license, filing and registration fee), tax (including any income, gross receipts, franchise, sales, use or real, personal, tangible or intangible property tax), interest equalization or stamp tax, assessment, levy, impost, duty, charge or withholding of any kind or nature whatsoever, imposed or assessed by any Government, together with any penalty, fine or interest thereon.

     "Term Loan" has the meaning set forth in Section II(B).

     "Term Note" means that certain Commercial Note of even date with this Agreement made by the Borrower and payable to the order of the Bank, in the amount of $1,500,000.00, as such note may be modified, extended, or renewed from time to time

     "UCC" means at any time the Uniform Commercial Code as the same may from time to time be in effect in the Commonwealth of Virginia, provided that, if, by reason of mandatory provisions of law, the validity or perfection of any security interest granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Virginia then, as to the validity or perfection of such security interest, "UCC" shall mean the Uniform Commercial Code in effect in such other jurisdiction.

     "Unbilled Accounts" means Receivables (i) for which a bill is to be rendered to an Account Debtor within 30 days after the Certificate Date (as defined in Section II(A)(5)(b)) of the first Borrowing Base Certificate containing such Receivable, and (ii) for which the related goods have been delivered, or services rendered, less than 90 days prior to such date.

     (B) UCC Definitions. The uncapitalized terms "account", "account debtor", "chattel paper", "contract right", "document", "warehouse receipt", "bill of lading", "document of title", "instrument", "inventory", "investment property", "equipment" "general intangible", "money", "proceeds" and "purchase money security interest" as used in this Section I or elsewhere in this Agreement have the meanings of such terms as defined in the UCC.

     (C) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited financial statements of the Borrower delivered to the Bank.

    (D) Other Terms. Terms specifically defined in other sections of this Agreement shall have the meanings given to such terms in such sections.

II.  THE LOANS.

     (A)  Advances.

     (1) The Bank agrees, on the terms and conditions set forth in this Agreement, the Lockbox Agreement and the Revolving Note, to make advances under the Revolving Note ("Advances") to the Borrower from time to time during the Commitment Period in an aggregate principal amount not to exceed, at any one time outstanding, the Commitment. Subject to the foregoing, the Borrower may borrow under this paragraph (1), prepay and re-borrow during the Commitment Period.

     (2) The aggregate amount of Advances made by the Bank during the period a Borrowing Base Certificate is effective (as provided in paragraph (5)(b)) shall not exceed the Available Credit set forth in such Borrowing Base Certificate, notwithstanding the receipt by the Bank, during such period, of payments applied to the principal balance of the Revolving Note.

     (3) The Advances shall be evidenced by, and repayable with interest in accordance with, the Revolving Note.

     (4) Advances in Excess of Commitment. To the extent, at any time, the aggregate outstanding principal amount of Advances exceeds the Commitment, such excess amount shall be immediately due and payable by the Borrower without notice or demand.

     (5)  Borrowing Base Certificates.

     (a) The Borrowing Base shall be established by a certificate ("Borrowing Base Certificate") prepared by the Borrower and in form satisfactory to the Bank. Presentation of a Borrowing Base Certificate shall constitute the Borrower's representation to the Bank that, as of the date thereof, the Eligible Collateral included in the Borrowing Base Certificate qualifies as such in accordance with the terms of this Agreement, and that all other information contained therein is accurate and complete.

     (b) A Borrowing Base Certificate dated as of the last Business Day of each month (the "Certificate Date") shall be presented by the Borrower to the Bank on or before the fifteenth
(15th) day of the month next following the Certificate Date, or if such day is not a Business Day, the next following Business Day (the "Delivery Date"). A Borrowing Base Certificate shall be effective from and including the date the Bank receives it on or before the Delivery Date, until the Bank receives the next Borrowing Base Certificate on or before the next following Delivery Date.

     (c)  If the Borrower fails to present a Borrowing
Base Certificate on or before the applicable Delivery Date, the Borrowing Base shall be deemed to be zero, and shall remain zero until the Bank accepts in writing a Borrowing Base Certificate.

     (B) The Term Loan. The Bank agrees to make a loan (the "Term Loan") in the amount of $1,500,000.00 to the Borrower on the Effective Date. The Term Loan shall be evidenced by, and repayable with interest in accordance with, the Term Note.

     (C)  Fees.

     (1) Revolving Fee. The Borrower agrees to pay the to the Bank a monthly fee of $625.00 in connection with the Advances under the Revolving Note (the "Revolving Fee"), which Revolving Fee shall be due and payable on the Effective Date and thereafter on the first day of each calendar month, beginning August 1, 1999, until the Date of Maturity.

     (2)  Term Loan Fee.  The Borrower agrees to pay to the
Bank a fee of $11,250.00 in connection with the Term Loan (the
"Term Loan Fee"), which Term Loan Fee shall be due and payable on the Effective Date.

III.  THE SECURITY INTERESTS.

     (A) Grant of Security Interests. To secure the due and punctual payment of all Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the due and punctual performance of all of the obligations of the Borrower contained in the Notes and this Agreement and in the other Loan Documents to which it is a party and in order to induce the Bank to enter into this Agreement and make the Advances and the Term Loan provided for therein and herein in accordance with the terms hereof and thereof, the Borrower hereby grants to the Bank a security interest in all of the Borrower's right, title and interest in, to and under the following, whether now existing or hereafter acquired (all of which are herein collectively called the "Collateral"):

     (1)  all Receivables;

     (2)  all Other Intangibles;

     (3)  all Equipment;

     (4)  all Inventory;

     (5) to the extent not included in the foregoing, all other personal property, whether tangible or intangible, and wherever located, including, but not limited to, the balance of every deposit account now or hereafter existing of the Borrower with any bank and all monies of the Borrower and all rights to payment of money of the Borrower;

     (6) to the extent not included in the foregoing, all books, ledgers and records and all computer programs, tapes, discs, data processing software, transaction files, master files and related property and rights (including computer and peripheral equipment) necessary or helpful in enforcing, identifying or establishing any item of Collateral; and

      (7) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing, whether existing on the date hereof or arising hereafter.

     (B) Continuing Liability of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral, and shall do nothing to impair the security interests herein granted. The Bank shall not have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Agreement or the receipt by the Bank of any payment relating to any Collateral, nor shall the Bank be required to perform or fulfill any of the obligations of the Borrower with respect to the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party's obligations with respect to any Collateral. Furthermore, the Bank shall not be required to file any claim or demand to collect any amount due, or to enforce the performance of any party's obligations with respect to, the Collateral.

     (C)  Sales and Collections.

     (1) The Borrower is authorized (a) to sell in the ordinary course of its business for fair value and on an arm's-length basis any of its Inventory normally held by it for such purpose and (b) to use and consume, in the ordinary course of its business, any raw materials, supplies and materials normally held by it for such purpose. The Bank may upon the occurrence of any Default, without cause or notice, curtail or terminate such authority at any time.

     (2) All Account Debtors shall be notified to make payments under Receivables constituting "Remittances" under the Lockbox Agreement directly to the Bank in accordance with the terms of the Lockbox Agreement. The Borrower will use all reasonable efforts to cause each Account Debtor to comply with the foregoing instruction. In furtherance of the foregoing, the Borrower authorizes the Bank (a) to ask for, demand, collect, receive and give acquittances and receipts for any and all amounts due and to become due under any Collateral and, in the name of the Borrower or its own name or otherwise, (b) to take possession of, indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and (c) to file any claim or take any other action in any court of law or equity or otherwise which it may deem appropriate for the purpose of collecting any amounts due under any Collateral. The Bank shall have no obligation to obtain or record any information relating to the source of such funds or the obligations in respect of which payments have been made, other than as required by the Lockbox Agreement.

     (D)  Segregation of Proceeds.

     (1)  The Bank shall have the right at any time
(regardless of whether or not a Default shall have occurred) to cause to be opened and maintained at the principal office of the Bank a non-interest bearing bank account (the "Cash Collateral Account") which will contain only Proceeds (other than those collected pursuant to the Lockbox Agreement). Any cash proceeds (as such term is defined in Section 9-306(1) of the UCC) received by the Bank from the Borrower pursuant to paragraph (2) of this subsection (D), whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper or other Proceeds received on account of any Collateral, shall be promptly deposited in the Cash Collateral Account, and until so deposited shall be held in trust for and as the Bank's property and shall not be commingled with any funds of the Borrower not constituting Proceeds of Collateral. The name in which the Cash Collateral Account is carried shall clearly indicate that the funds deposited therein are the property of the Borrower, subject to the security interest of the Bank hereunder. Such Proceeds, when deposited, shall continue to be security for the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Bank shall have sole dominion and control over the funds deposited in the Cash Collateral Account, and such funds may be withdrawn therefrom only by the Bank; provided, however, that until a Default shall occur, all collected funds on deposit in the Cash Collateral Account, or so much thereof as is not required to make payment of the Obligations which have become due and payable, shall be withdrawn by the Bank on the Business Day next following the day on which the Bank considers the funds deposited therein to be collected funds and disbursed to the Borrower or its order.

     (2) Upon notice by the Bank to the Borrower that the Cash Collateral Account has been opened, the Borrower shall cause all cash Proceeds collected by it pursuant to paragraph
(1), above, to be delivered to the Bank forthwith upon receipt, in the original form in which received (with such indorsements or assignments as may be necessary to permit collection thereof by the Bank), and for such purpose the Borrower hereby irrevocably authorizes and empowers the Bank, its officers, employees and authorized agents to indorse and sign the name of the Borrower on all checks, drafts, money orders or other media of payment so delivered, and such indorsements or assignments shall, for all purposes, be deemed to have been made by the Borrower prior to any indorsement or assignment thereof by the Bank. The Bank may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

     (E) Verification of Receivables. The Bank shall have the right to make test verifications of Receivables in any manner and through any medium that it considers advisable, and the Borrower agrees to furnish all such assistance and information as the Bank may require in connection therewith. The Borrower at its expense will cause either independent certified public accountants or, if agreeable to the Bank in its sole discretion, the Borrower's chief financial officer, to furnish to the Bank at any time and from time to time promptly upon the Bank's request, the following reports: (i) a reconciliation of all Receivables, (ii) an aging of all Receivables, (iii) trial balances and (iv) a test verification of such Receivables as the Bank may request.

     (F)  Release of Collateral.

     (1) The Borrower may sell or realize upon or transfer or otherwise dispose of Collateral as permitted by
Section VI(B)(13), and the security interests of the Bank in such Collateral so sold, realized upon or disposed of (but not in the Proceeds arising from such sale, realization or disposition) shall cease immediately upon such sale, realization or disposition, without any further action on the part of the Bank. The Bank, if requested in writing by the Borrower but at the expense of the Borrower, is hereby authorized and instructed to deliver to the Account Debtor or the purchaser or other transferee of any such Collateral a certificate stating that the Bank no longer has a security interest therein, and such Account Debtor or such purchaser or other transferee shall be entitled to rely conclusively on such certificate for any and all purposes.

     (2)  Upon the payment in full of all of the
Obligations and if there is no commitment by the Bank to make further Advances, incur obligations or otherwise give value, the Bank will (as soon as reasonably practicable after receipt of notice from the Borrower requesting the same but at the expense of the Borrower) send the Borrower, for each jurisdiction in which a UCC financing statement is on file to perfect the security interests granted to the Bank hereunder, a termination statement to the effect that the Bank no longer claims a security interest under such financing statement.

IV.	CONDITIONS PRECEDENT.

     (A) Each Advance. The obligation of the Bank to make each Advance is subject to the satisfaction of the following conditions:

     (1) no Default has occurred and is continuing or would result from such Advance;

     (2)  such Advance is subject to all of the Loan
Documents; and

     (3)  the representations and warranties contained in
Section V are true on and as of the date of such Advance.

     (B) The First Advance and the Term Loan. The obligation of the Bank to make the first Advance and the Term Loan is subject to the satisfaction of the following conditions:

     (1) receipt by the Bank of the duly executed Notes, Lockbox Agreement, and any other Loan Document required by the Bank;

     (2) receipt by the Bank of evidence satisfactory to the Bank that each document (including, without limitation, each UCC financing statement) requested by the Bank to be filed, registered or recorded has been so filed, registered or recorded and that all other requirements in order to create in favor of the Bank a perfected first priority security interest in the Collateral have been satisfied;

     (3) receipt by the Bank of certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports from an independent search service satisfactory to the Bank, listing the documents referred to in paragraph (2) of this subsection (B), and all other effective financing statements that name the Borrower (under its present name and any and all previous names) as debtor or seller, together with copies of such other financing statements (none of which shall cover any of the Collateral);

     (4) receipt by the Bank of any and all landlord's waivers, and any other consents required by the Bank; provided that such landlord's waivers or other consents may be delivered to the Bank within thirty (30) days of the Effective Date;

     (5) receipt by the Bank of evidence of the insurance required by this Agreement;

     (6)  receipt by the Bank of a Borrowing Base
Certificate; and

     (7) receipt by the Bank of all documents and all opinions of counsel (all in form and substance satisfactory to the Bank) it may require relating to (a) the existence of the Borrower and its authority to execute, deliver and perform the Note, this Agreement, the Lockbox Agreement and the other Loan Documents; (b) the validity of the Note, this Agreement, the Lockbox Agreement and the other Loan Documents; and (c) any other matters relevant hereto.

V.	REPRESENTATIONS AND WARRANTIES.

     Each Borrower represents and warrants that:

     (A) Corporate Existence and Power. Said Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Said Borrower is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of said Borrower.

     (B) Organizational and Governmental Authorization; Contravention. The execution, delivery and performance by said Borrower of this Agreement, the Notes and the other Loan Documents to which it is a party are within its organizational power, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the organizational documents of said Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting said Borrower or result in the creation or imposition of any Lien (other than the Lien of this Agreement and the other Loan Documents) on any of its assets.

     (C) Binding Effect. This Agreement constitutes a valid and binding agreement of said Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of said Borrower, in each case enforceable against said Borrower in accordance with its terms, except as (1) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (D) Title to Collateral. Except for the security interests granted to the Bank pursuant to this Agreement, the Borrower is the sole owners of each item of the Collateral, having good and marketable title thereto, free and clear of any and all Liens, except Permitted Liens.

     (E)  Validity, Perfection and Priority of Security
Interests.

     (1)  By complying with Section VI(B)(1), said
Borrower will have created a valid security interest in favor of the Bank in all existing Collateral and in all identifiable Proceeds of such Collateral, which security interest (except in respect of motor vehicles for which the exclusive manner of perfecting a security interest therein is by noting such security interest on the certificate of title in accordance with local law) would be prior to the claims of a trustee in bankruptcy under Section 544(a) of the federal Bankruptcy Code. Continuing compliance by said Borrower with the provisions of Section VI(B)(2) will also (a) create valid security interests in all Collateral acquired after the date hereof and in all identifiable Proceeds of such Collateral and (b) cause such security interests in all Collateral and in all Proceeds which are (i) identifiable cash Proceeds of Collateral covered by financing statements required to be filed hereunder, (ii) identifiable Proceeds in which a security interest may be perfected by such filing under the UCC and (iii) any Proceeds in the Cash Collateral Account and the account used in connection with the Lockbox Agreement to be duly perfected under the UCC, in each case prior to the claims of a trustee in bankruptcy under the federal Bankruptcy Code.

     (2) The security interests of the Bank in the Collateral rank first in priority. Other than financing statements or other similar documents perfecting the security interests of the Bank, no financing statements or similar documents covering all or any part of the Collateral are on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a security interest in such Collateral, nor is any of the Collateral in the possession of any person (other than said Borrower) asserting any claim thereto or security interest therein.

     (F)  Enforceability of Receivables and Other Intangibles.
To the best knowledge of said Borrower, each Receivable and Other Intangible is a valid and binding obligation of the related Account Debtor in respect thereof, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general provisions of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and complies with any applicable legal requirements.

     (G) Place of Business; Location of Collateral. Appendix 1 hereto correctly sets forth said Borrower's current chief executive office, any and all chief executive offices of said Borrower within the previous four (4) months, all other places of business of said Borrower and the offices of said Borrower where records concerning Receivables and Other Intangibles are kept. Appendix 2 hereto correctly sets forth the location of all Equipment and Inventory, other than rolling stock, aircraft, goods in transit and Inventory sold in the ordinary course of business as permitted by Section VI(B)(13) of this Agreement. Except as otherwise specified in Appendix 2 hereto, all Inventory and Equipment has been located at the address specified on said Appendix 2 at all times during the four-month period prior to the date hereof while owned by said Borrower. All Inventory has been and will be produced in compliance with the Fair Labor Standards Act, 29 U.S.C. SS 201-219. No Inventory is evidenced by a negotiable document of title, warehouse receipt or bill of lading. No non-negotiable document of title, warehouse receipt or bill of lading has been issued to any person other than said Borrower, and said Borrower has retained possession of all of such non-negotiable documents, warehouse receipts and bills of lading. No amount payable under or in connection with any of the Collateral is evidenced by promissory notes or other instruments.

    (H) Trade Names. Any and all trade names, division names, assumed names or other names under which said Borrower transacts, or within the four-month period prior to the date hereof has transacted, business are specified on Appendix 3 hereto.

    (I)  Financial Information.

     (1) The most recent fiscal year end balance sheet of said Borrower and the related financial statements, reported on by said Borrower's independent public accountants, copies of which have been delivered to the Bank, fairly present, in conformity with GAAP, the financial position of said Borrower as of the date thereof and its results of operations and cash flows for such fiscal year. As of the date of such financial statements, said Borrower did not have any material contingent obligation, contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in any of such financial statements or notes thereto.

     (2) Since the date of the most recent balance sheet, there has been no material adverse change in the business, financial position, results of operations or prospects of said
Borrower.

     (J) Litigation. There is no action, suit or proceeding pending against, or to the knowledge of said Borrower threatened against or affecting, said Borrower before any Government in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of said Borrower or which in any manner draws into question the validity of this Agreement, the Notes, or any other Loan Document and there is no basis known to said Borrower for any such action, suit or proceeding.

     (K) Marketable Title. Said Borrower has good and marketable title to all its properties and assets subject to no Lien, except Permitted Liens.

     (L) Filings. All actions by or in respect of, and all filings with, any governmental body, agency or official required in connection with the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, or necessary for the validity or enforceability thereof or for the protection or perfection of the rights and interests of the Bank thereunder, will, prior to the date of delivery thereof, have been duly taken or made, as the case may be, and will at all times thereafter remain in full force and effect.

     (M) Regulation U. The proceeds of the Term Loan and the Advances will be used by the Borrower only for the purposes set forth in Section VI(C)(14) hereof. None of the proceeds of any Advance or the Term Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the loans evidenced by the Notes, or any Advance, a "purpose credit" within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

     (N) Taxes. Said Borrower has filed all United States Federal income Tax returns and all other material Tax returns which are required to be filed by it and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the books of said Borrower in respect of Taxes or other governmental charges are adequate.

     (O)  Year 2000.   To the knowledge of said Borrower, the
computer systems used by and licensed by said Borrower and its Subsidiaries are Year 2000 Compliant. As used herein, "Year
2000 Compliant" means that neither performance nor functionality of any computer hardware or software is affected by dates prior to, during, or after, the year 2000; and, in particular, (i) no value for current date will cause any interruption in operation,
(ii) date-based functionality must behave consistently for dates prior to, during, and after, the year 2000, (iii) in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or interfacing rules, and (iv) the year 2000 must be recognized as a leap year.

     (P) Disclosure. None of this Agreement, any other Loan Document, any schedule or exhibit thereto or document, certificate, report, statement or other information furnished to the Bank in connection herewith or therewith or in connection with the consummation of the transactions contemplated hereby or thereby contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact materially adversely affecting the assets, business, financial position, results of operations or prospects of the Borrower which has not been set forth in a footnote included in the financial statements referred to in subsection (I)(1), above, or any exhibit or schedule thereto.


VI.  COVENANTS.

   (A) Financial Covenants. The Borrower agrees that so long as the Bank is committed to make Advances or any amount payable under either Note or any other Loan Document remains unpaid:

    (1)  Certain Definitions.  As used in this paragraph
(1) and hereafter in this Agreement, the following terms have the following meanings:

     "Adjusted Debt" means, as of any date, the result derived by subtracting the outstanding principal balance of the Borrower's $254,629.00 Convertible Note and its $260,000.00
Convertible Note, each payable to Six Nations, Inc. and dated
May 12, 1999, from the Borrower's total Debt.

     "Adjusted Net Worth" means, as of any date, the sum of the Borrower's Net Worth and its Subordinated Debt.

     "Capital Lease" means a lease that should be capitalized on the balance sheet of the lessee prepared in accordance with GAAP.

     "Current Assets" means at any date the current assets of the Borrower determined at such date.

     "Current Liabilities" means at any date (i) the current liabilities of the Borrower plus (ii) the current liabilities of any person (other than the Borrower) that are Guaranteed by the Borrower, all determined as of such date.

     "Debt" of any person means at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such person as lessee under Capital Leases, (v) all obligations of such person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all obligations of others secured by a Lien on any asset of such person, whether or not such obligation is assumed by such person and (viii) all obligations of others Guaranteed by such person.

     "EBITDA" means for any period, the sum of the Borrower's (a) Net Income for such period, plus (b) Taxes,
Interest Expense, depreciation, amortization and other non-cash charges (to the extent deducted to determine Net Income) for such period.

     "Funded Debt" means at any date, all of the Borrower's
Debt which is not a Current Liability as of such date.

     "Guaranty" by any person means any obligation, contingent or otherwise, of such person directly or indirectly guarantying any Debt or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guaranty shall not include indorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

     "Net Income" means, for any period, the Borrower's entire net income (including, without limitation, income from discontinued operations and extraordinary items) for such period determined in accordance with GAAP.

     "Net Worth" means the excess of the Borrower's assets over its liabilities.

     "Interest Expense" means for any period the aggregate interest expense of the Borrower for such period including, without limitation, the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP.

     "Subordinated Debt" means Debt of the Borrower, the creditors of which have claims against the Borrower and its assets which are inferior, subordinated, or junior to the claims thereto of the Bank.

     "Working Capital" means the excess of Current Assets over Current Liabilities

     (2) Adjusted Debt to Adjusted Net Worth Ratio. The ratio of Adjusted Debt to Adjusted Net Worth will at no time be greater than 4.0 to 1.0.

     (3) Funded Debt to EBITDA. The ratio of Funded Debt to EBITDA will at no time be greater than 6.0 to 1.0.

     (4) Minimum Working Capital. Working Capital will at no time be less than $200,000.00.

     (5) Minimum Adjusted Net Worth. Adjusted Net Worth will at no time be less than $1,200,000.00.

     (6) For purposes of this Section VI(A), references herein to "the Borrower" shall mean the aggregate of each Borrower and its Consolidated Subsidiaries considered as a whole.

     (B) Covenants Relating to the Collateral. The Borrower agrees that so long as the Bank is committed to make Advances or any amount payable under either Note or any other Loan Document remains unpaid:

     (1) Perfection of Security Interests. The Borrower will, at its expense, cause all filings and recordings and other actions specified on Appendix 4 hereto to have been completed on or prior to the date of the first Advance.

     (2)  Further Actions.

     (a)  At all times after the date of the first
Advance, the Borrower will, at its expense, comply with the following:

     (i)  as to all Receivables, Other
Intangibles, Equipment and Inventory, it will cause UCC financing statements and continuation statements to be filed and to be on file in all applicable jurisdictions as required to perfect the security interests granted to the Bank hereunder, to the extent that applicable law permits perfection of a security interest by filing under the UCC;

     (ii)  as to all Proceeds, it will cause
all UCC financing statements and continuation statements filed in accordance with clause (i) above to include a statement or a checked box indicating that Proceeds of all items of Collateral described therein are covered;

     (iii)  upon the request of the Bank, it
will ensure that the provisions of Section III(D) are complied with;

     (iv)  as to any amount payable under or
in connection with any of the Collateral which shall be or shall become evidenced by any promissory note or other instrument, the Borrower will immediately pledge and deliver such note or other instrument to the Bank as part of the Collateral, duly indorsed in a manner satisfactory to the Bank.

     (b) The Borrower will, from time to time and at its expense, execute, deliver, file or record such financing statements pursuant to the UCC, applications for certificates of title and such other statements, assignments, instruments, documents, agreements or other papers and take any other action that may be necessary or desirable, or that the Bank may reasonably request, in order to create, preserve, perfect, confirm or validate the security interests, to enable the Bank to obtain the full benefits of this Agreement or to enable it to exercise and enforce any of its rights, powers and remedies hereunder, including, without limitation, its right to take possession of the Collateral, and will use its best efforts to obtain such waivers from landlords and mortgagees as the Bank may request.

     (c) To the fullest extent permitted by law, the Borrower authorizes the Bank to sign and file financing and continuation statements and amendments thereto with respect to the Collateral without its signature thereon.

     (3)  Change of Name, Identity or Structure.  The
Borrower will not change its name, identity or structure in any manner and, except as set forth on Appendix 3 hereto, will not conduct its business under any trade, assumed or fictitious name unless it shall have given the Bank at least thirty days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Bank to amend any financing statement or continuation statement relating to the security interests granted hereby in order to preserve such security interests and to effectuate or maintain the priority thereof against all persons.

     (4) Place of Business and Collateral. The Borrower will not change the location of (i) its places of business, (ii) its chief executive office or (iii) the office or other locations where it keeps or holds any Collateral or any records relating thereto from the applicable location listed on Appendices 1 or 2 hereto unless, prior to such change, it notifies the Bank of such change, makes all UCC filings required by paragraph (2) of this subsection (B), and takes all other action necessary or that the Bank may reasonably request to preserve, perfect, confirm and protect the security interests granted hereby. The Borrower will in no event change the location of any Collateral if such change would cause the security interest granted hereby in such Collateral to lapse or cease to be perfected. The Borrower will at all times maintain its chief executive office within one of the forty-eight contiguous states in which Article 9 of the UCC is in effect.

     (5) Fixtures. The Borrower will not permit any Equipment to become a fixture unless it shall have given the Bank at least ten days' prior written notice thereof and shall have taken all such action and delivered or caused to be delivered to the Bank all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords and mortgagees, and filed all financing statements necessary or reasonably requested by the Bank, to preserve and protect the security interest granted herein and to effectuate or maintain the priority thereof against all persons.

     (6) Maintenance of Records. The Borrower will keep and maintain at its own cost and expense complete books and records relating to the Collateral which are satisfactory to the Bank including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all of its other dealings with the Collateral. The Borrower will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby. For the Bank's further security, the Borrower agrees that the Bank shall have a special property interest in all of the Borrower's books and records pertaining to the Collateral and the Borrower shall deliver and turn over any such books and records to the Bank or to its representatives at any time on demand of the Bank.

     (7) Compliance with Laws, etc. The Borrower will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Government applicable to the Collateral or any part thereof or to the operation of the Borrower's business except to the extent that the failure to comply would not have a material adverse effect on the financial or other condition of the Borrower; provided, however, that the Borrower may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of the Bank adversely affect the Bank's rights or the first priority of its security interest in the Collateral.

     (8) Payment of Taxes, etc. The Borrower will pay promptly when due, all Taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (a) the validity thereof is being contested in good faith by appropriate proceedings and (b) such charge is adequately reserved against in accordance with GAAP.

     (9) Compliance with Terms of Accounts, Contracts and Licenses. The Borrower will perform, and comply in all material respects with, all of its obligations under all agreements relating to the Collateral to which it is a party or by which it is bound.

     (10) Limitation on Liens on Collateral. The Borrower will not create, permit or suffer to exist, and will defend the Collateral and the Borrower's rights with respect thereto against and take such other action as is necessary to remove, any Lien, security interest, encumbrance, or claim in or to the Collateral other than the security interests created hereunder.

     (11)  Limitations on Modifications of Receivables and
Other Intangibles; No Waivers or Extensions. The Borrower will not (a) amend, modify, terminate or waive any provision of any material Receivable or Other Intangible in any manner which might have a materially adverse effect on the value of such Receivable or Other Intangible as Collateral, (b) fail to exercise promptly and diligently each and every material right which it may have under each Receivable and Other Intangible or (c) fail to deliver to the Bank a copy of each material demand, notice or document received by it relating in any way to any Receivable or Other Intangible. The Borrower will not, without the Bank's prior written consent, grant any extension of the time of payment of any Receivable or amounts due under any material Other Intangible, compromise, or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon other than trade discounts granted in the normal course of business, except such as in the reasonable judgment of the Borrower are advisable to enhance the collectability thereof.

     (12) Maintenance of Insurance. The Borrower will maintain with financially sound insurance companies licensed to do business where the Borrower is located insurance policies (a) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar business for an amount satisfactory to the Bank and (b) insuring the Borrower and the Bank against liability for personal injury arising from, and property damage relating to, such Inventory and Equipment, such policies to be in such form and to cover such amounts as may be satisfactory to the Bank, with losses payable to the Borrower and the Bank as their respective interests may appear. The Borrower shall, if so requested by the Bank, deliver to the Bank as often as the Bank may reasonably request a report of the Borrower or, if requested by the Bank, of an insurance broker satisfactory to the Bank of the insurance on the Inventory and

Equipment. All insurance with respect to the Inventory and the Equipment shall (w) contain a standard mortgagee clause in favor of the Bank, (x) provide that any loss shall be payable in accordance with the terms thereof notwithstanding any act of the Borrower which might otherwise result in forfeiture of such insurance and that the insurer waives all rights of set-off, counterclaim, deduction or subrogation against the Borrower, (y) provide that no cancellation, reduction in amount or change in coverage therefor shall be effective until at least 30 days after receipt by the Bank of written notice thereof and (z) provide that the Bank may, but shall not be obligated to, pay premiums in respect thereof.

     (13) Limitations on Dispositions of Collateral. The Borrower will not directly or indirectly (through the sale of stock, merger or otherwise) without the prior written consent of the Bank sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for (a) sales of Inventory in the ordinary course of its business for fair value in arm's-length transactions and (b) so long as no Default has occurred and is continuing, dispositions in a commercially reasonable manner of Equipment which has become redundant, worn out or obsolete or which should be replaced so as to improve productivity, so long as the proceeds of any such disposition are (i) used to acquire replacement equipment which has comparable or better utility and equivalent or better value and which is subject to a first priority security interest in favor of the Bank therein, except as permitted by paragraph (9) of this subsection (B), and except for Permitted Liens, or (ii) applied to repay the Obligations. The inclusion of Proceeds of the Collateral under the security interests granted hereby shall not be deemed a consent by the Bank to any sale or disposition of any Collateral other than as permitted by this paragraph (13).

     (14)  Further Identification of Collateral.  The
Borrower will furnish to the Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Bank may reasonably request.

     (15) Notices. The Borrower will advise the Bank promptly and in reasonable detail (a) of any Lien, security interest, encumbrance or claim made or asserted against any of the Collateral, (b) of any material change in the composition of the Collateral, and (c) of the occurrence of any other event which would have a material effect on the aggregate value of the Collateral or on the security interests granted to the Bank in this Agreement.

     (16) Right of Inspection. The Bank shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Borrower, and the Bank or its representatives may examine the same, take extracts therefrom, make photocopies thereof and have such discussions with officers, employees and public accountants of the Borrower as the Bank may deem necessary, and the Borrower agrees to render to the Bank, at the Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Bank and its representatives shall at all times also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or protecting interests of the Bank therein.

     (17) Maintenance of Equipment. The Borrower will, at its expense, generally maintain the Equipment in good operating condition, ordinary wear and tear excepted.

     (18) Reimbursement Obligation. Should the Borrower fail to comply with the provisions of either Note, this Agreement, any other Loan Document to which it is a party or any other agreement relating to the Collateral such that the value of any Collateral or the validity, perfection, rank or value of any security interest granted to the Bank hereunder or thereunder is thereby diminished or potentially diminished or put at risk (as reasonably determined by the Bank), the Bank on behalf of the Borrower may, but shall not be required to, effect such compliance on behalf of the Borrower, and the Borrower shall reimburse the Bank for the cost thereof on demand, and interest shall accrue on such reimbursement obligation from the date the relevant costs are incurred until reimbursement thereof in full at the interest rate provided in the Term Note.

     (C) Other Covenants. The Borrower agrees that so long as the Bank is committed to make Advances or any amount payable under either Note or under any other Loan Document remains unpaid:

     (1) Information. The Borrower will deliver or cause to be delivered to the Bank:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, (i) a copy of the Borrower's most recent report to the Securities and Exchange Commission on Form 10-K, (ii) a copy of the Borrower's most recent annual report and (iii) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated financial statements for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon by an independent public accountant satisfactory to the Bank, which opinion shall state that such financial statements present fairly the financial position of the Borrower and its Consolidated Subsidiaries as of the date of such financial statements and the results of its operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis (except for changes in the application of which such accountants concur) and shall not contain any "going concern" or like qualification or exception or qualifications arising out of the scope of the audit;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, (i) a copy of the Borrower's most recent report to the Securities and Exchange Commission on Form 10-Q, and (ii) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and the related consolidated financial statements for such quarter and for the portion of the Borrower's and such Subsidiaries' fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's and such Subsidiaries' previous fiscal year, all certified (subject to normal year-end audit adjustments) as complete and correct by the chief financial officer or chief accounting officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in subparagraphs (a) and (b) above, (i) a certificate of the chief financial officer or chief accounting officer of the Borrower, (x) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of paragraphs (2)-(5), inclusive, of subsection (A), above, on the date of such financial statements, (y) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (z) stating whether, since the date of the most recent previous delivery of financial statements pursuant to subparagraph (a) or (b) of this paragraph (1) there has been any material adverse change in the business, financial position, results of operations or prospects of the Borrower, and, if so, the nature of such material adverse change; and (ii) the Borrower's current contract backlog report;

     (d) simultaneously with the delivery of each set of financial statements referred to in subparagraph (a) of this paragraph (1), (i) a statement of the firm of independent public accountants that reported on such statements (A) stating that their audit examination has included a review of this Agreement and the Notes as they relate to financial or accounting matters,
(B) whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default and (C) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to subparagraph (c) of this paragraph (1); and (ii) the Borrower's projections and cash flow forecast for the then current fiscal year of the Borrower;

     (e) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f)  as soon as reasonably practicable after
obtaining knowledge of the commencement of, or of a material threat of the commencement of, an action, suit or proceeding against the Borrower which could materially adversely affect the business, properties, financial position, results of operations or prospects of the Borrower or which in any manner questions the validity of this Agreement, either Note, any other Loan Document or any of the transactions contemplated hereby or thereby, the nature of such pending or threatened action, suit or proceeding and such additional information as may be reasonably requested by the Bank;

     (g) promptly upon transmission thereof, copies of all press releases and other statements made available generally by the Borrower to the public concerning material developments in the results of operations, financial condition, business or prospects of the Borrower;

     (h) Promptly upon receipt thereof, copies of each report submitted to the Borrower by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Borrower including, without limitation, each report submitted to the Borrower concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of the Borrower;

     (i) on or before the fifteenth day of each month, a Borrowing Base Certificate of the Borrower, and the most recent report of the aging of the Borrower's Receivables; and

     (j) from time to time such additional information regarding the financial position, results of operations or business of the Borrower as the Bank may reasonably request.

     (2) Payment of Obligations. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, as the same shall become due and payable, (a) all its obligations and liabilities, including all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of its property or assets, and
(b) all lawful Taxes, assessments and charges or levies made upon it or its property or assets, by any governmental body, agency or official except where any of the items in subparagraphs (a) or
(b) of this paragraph (2) may be diligently contested in good faith by appropriate proceedings, and the Borrower shall have set aside on its books, if required under GAAP, appropriate reserves for the accrual of any such items.

     (3) Maintenance of Property; Insurance. In addition to the specific requirements of subsection (B)(12) above, the Borrower generally will keep, and will cause each of its subsidiaries to keep, all property useful and necessary in its business in good working order and condition, subject to ordinary wear and tear; will maintain (either in the name of the Borrower or in the name of the Bank if required by subsection (B)(12) above) with financially sound and reputable insurance companies, insurance on all its properties in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against by companies engaged in the same or a similar business; and will furnish to the Bank upon request full information as to the insurance carried.

     (4)  Conduct of Business and Maintenance of Existence.
The Borrower will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower or said Subsidiary, and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

     (5) Compliance with Laws. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of Government (including, without limitation, the Employee Retirement Income Security Act of 1974, as amended (ERISA) and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     (6)  Accounting; Inspection of Property, Books and
Records.  In addition to the specific requirements of subsection
(B)(6), above, the Borrower generally will keep, and will cause its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities, will maintain its fiscal reporting periods on the present basis and will permit representatives of the Bank to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

    (7) Debt. The Borrower will not incur or at any time be liable with respect to any Debt except (i) Debt outstanding under this Agreement, the Notes and the other Loan Documents,
(ii) Debt secured by a Lien pursuant to paragraph (8) of this subsection (C), (iii) Subordinated Debt and (iv) Debt incurred in the Borrower's ordinary course of business, not to exceed at any one time outstanding $150,000 in the aggregate of all such Debt.

     (8) Restriction on Liens. The Borrower will not at any time create, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired by it or assign or subordinate any present or future right to receive assets except:

     (a) any Liens created by the this Agreement and all other Loan Documents;

     (b) any purchase money security interest on any capital asset of the Borrower if such purchase money security interest attaches to such capital asset concurrently with the acquisition thereof and if the Debt secured by such purchase money security interest does not exceed the lesser of the cost or fair market value as of the time of acquisition of the asset covered thereby to the Borrower; provided, that the aggregate amount of Debt secured by all such Liens does not exceed $150,000 in the aggregate at any one time outstanding and provided, that no such purchase money security interest shall extend to or cover any property or asset of the Borrower other than the related asset;

     (c)  Liens securing Taxes, assessments or
governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons; provided (i) with respect to Liens securing Taxes, assessments or governmental charges, such Taxes are not yet payable pursuant to subsection (C)(2) above, or are not required to be paid, or (ii) with respect to Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and the like, such Liens are unfiled and no other action has been taken to enforce the same;

     (d) Liens not securing Debt which are incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws;

     (e) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; and

     (f) zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title which do not materially impair the use of any property in the operation or business of the Borrower or the value of such property for the purpose of such business.

     (9) Consolidations, Mergers and Sales of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, (a) consolidate or merge with or into any other person or (b) sell, lease or otherwise transfer all or any substantial part of its assets to any other person.

     (10) Transactions with Affiliates. The Borrower will not directly or indirectly, and will not permit any of its Subsidiaries to, pay any funds to or for the account of, make any investment in, engage in any transaction with or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Borrower or such Subsidiary, except that the Borrower or such Subsidiary may make payment or provide compensation (including without limitation the establishment of customary employee benefit plans) for personal services rendered by employees and other persons on terms fair and reasonable in light of the circumstances under which such services were or are to be rendered.

Nothing in this paragraph (10) shall prohibit the Borrower or such Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a person not an Affiliate, or prohibit the Borrower or such Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than on the basis on which such Affiliate participates.

     (11) Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to (a) declare or pay any dividend or other distribution on any shares of the Borrower's or such Subsidiary's capital stock, (except dividends payable solely in shares of its capital stock), (b) make any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Borrower's or such Subsidiary's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (ii) any option, warrant or other right to acquire shares of the Borrower's or such Subsidiary's capital stock.

      (12) Investments. The Borrower will not make or acquire, and will not permit any of its Subsidiaries to make or acquire, any investment in any person (whether by share purchase, capital contribution, loan, time deposit or otherwise) other than
(a) in direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (b) in commercial paper rated in the highest grade by a nationally recognized credit rating agency, (c) in time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $200,000,000 (provided in each case that such investment matures within one year from the date of acquisition thereof by the Borrower), and (d) loans and advances to employees for travel in the ordinary course of business and in an amount consistent with past practice and satisfactory to the Bank.

     (13) Transactions with Other Persons. The Borrower shall not, and shall permit any of its Subsidiaries to, enter into any agreement with any person whereby any of them shall agree to any restriction on the Borrower's or such Subsidiary's right to amend or waive any of the provisions of this Agreement.

     (14) Use of Proceeds. The proceeds of the Advances will be used by the Borrower for working capital and general corporate purposes of the Borrower. The proceeds of the Term Loan shall be used to finance the cash portion of the acquisition of Avenue Technologies, Inc. by Hadron, Inc. None of the proceeds of the Advances will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     (15) Changes in Management. The Borrower shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, its senior management as currently constituted.

     (D) Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

VII.  REMEDIES.

     (A) UCC Rights. If any Default shall have occurred, the Bank may in addition to all other rights and remedies granted to it in this Agreement, either Note, any and all other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, exercise all rights and remedies of a secured party under the UCC and all other rights available to the Bank at law or in equity.

     (B) Payments on Collateral. Without limiting the rights of the Bank under any other provision of this Agreement, if a Default shall occur and be continuing:

     (1) all payments received by the Borrower under or in connection with any of the Collateral and not subject to the Lockbox Agreement shall be held by the Borrower in trust for the Bank, shall be segregated from other funds of the Borrower and shall forthwith upon receipt by the Borrower be turned over to the Bank, in the same form as received by the Borrower (duly indorsed by the Borrower to the Bank, if required to permit collection thereof by the Bank); and

     (2) all such payments received by the Bank (whether from the Borrower or otherwise) may, in the sole discretion of the Bank, be held by the Bank as collateral security for, and then or at any time thereafter applied in whole or in part by the Bank to the payment of the expenses and Obligations as set forth in subsection (J), below.
       (C)  Possession of Collateral.  In furtherance of the foregoing, the Borrower expressly agrees that, if a Default shall occur and be continuing, the Bank may (i) by judicial powers, or without judicial process if it can be done without breach of the peace, enter any premises where any of such Collateral is or may be located, and without charge or liability to the Bank seize and remove such Collateral from such premises and (ii) have access to and use of the Borrower's books and records relating to such Collateral.

     (D)  Sale of Collateral.

     (1)  The Borrower expressly agrees that if a
Default shall occur and be continuing, the Bank, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to the Borrower or any other person (all of which demands and notices are hereby waived by the Borrower), may forthwith collect, receive, appropriate and realize upon the Collateral and forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do so) in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Bank or elsewhere in such manner as is commercially reasonable and as the Bank may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Bank shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. The Borrower further agrees, at the Bank's request, to assemble the Collateral, and to make it available to the Bank at places which the Bank may reasonably select. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands against the Bank arising out of the foreclosure, repossession, retention or sale of the Collateral.

     (2) Unless the Collateral threatens to decline speedily in value or is of a type customarily sold in a recognized market, the Bank shall give the Borrower five (5) days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Such notice shall (a) in the case of a public sale, state the time and place fixed for such sale, (b) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or any portion thereof being sold, will first be offered for sale and (c) in the case of a private sale, state the day after which such sale may be consummated.
The Bank shall not be required or obligated to make any such sale pursuant to any such notice. The Bank may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral for credit or for future delivery, the Collateral so sold may be retained by the Bank until the selling price is paid by the purchaser thereof, but the Bank shall not incur any liability in case of failure of such purchaser to pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

     (E) Rights of Purchasers. Upon any sale of the Collateral (whether public or private), the Bank shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Bank) at any such sale shall hold the Collateral so sold free from any claim or right of whatever kind, including any equity or right of redemption of the Borrower, and the Borrower, to the extent permitted by law, hereby specifically waives all rights of redemption and any right to a judicial or other stay or approval which it has or may have under any law now existing or hereafter adopted.

     (F)  Additional Rights of the Bank.

     (1) The Bank shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon and sell the Collateral or any part thereof pursuant to the judgment or decree of a court of competent jurisdiction.

     (2) The Bank shall, to the extent permitted by law and without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Obligations or the then value of the Collateral, and without requiring any bond from any party to such proceedings, be entitled to the appointment of a special receiver or receivers (who may be the Bank) for the Collateral or any part thereof and for the rents, issues, tolls, profits, royalties, revenues and other income therefrom, which receiver shall have such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Bank, and the Borrower irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

     (G)  Remedies Not Exclusive.

     (1) No remedy conferred upon or reserved to the Bank in this Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

     (2) If the Bank shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Bank, the Borrower and the Bank shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement, and thereafter all rights, remedies and powers of the Bank shall continue as though no such proceedings had been taken.

     (3) All rights of action under this Agreement may be enforced by the Bank without the possession of any instrument evidencing any Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Bank shall be brought in its name and any judgment shall be held as part of the Collateral.

    (H)  Waiver and Estoppel.

     (1) The Borrower, to the extent it may lawfully do so, agrees that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law now or hereafter in force permitting it to direct the order in which the Collateral shall be sold which may delay, prevent or otherwise affect the performance or enforcement of this Agreement and the Borrower hereby waives the benefits or advantage of all such laws, and covenants that it will not hinder, delay or impede the execution of any power granted to the Bank in this Agreement but will permit the execution of every such power as though no such law were in force; provided that nothing contained in this subsection (H) shall be construed as a waiver of any rights of the Borrower under any applicable federal bankruptcy law.

     (2) The Borrower, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

     (3) The Borrower, to the extent it may lawfully do so, waives presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder) in connection with this Agreement and any action taken by the Bank with respect to the Collateral.

     (I) Power of Attorney. The Borrower hereby irrevocably constitutes and appoints the Bank, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Bank's reasonable discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Bank the power and right, on behalf of the Borrower, without notice to or assent by the Borrower to do the following:

     (1) to pay or discharge Taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

     (2) to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

     (3) upon the occurrence and continuance of any Default and otherwise to the extent provided in this Agreement, (a) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to come due thereunder directly to the Bank or as the Bank shall direct;
(b) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (c) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (e) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (f) to settle, compromise and adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; (g) to assign any patent or trademark (along with the goodwill of the business to which such trademark pertains), for such term or terms, on such conditions, and in such manner, as the Bank shall in its sole discretion determine; and (h) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do, at the Bank's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Bank deems necessary to protect, preserve or realize upon the Collateral and the Bank's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

     The Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     (J) Application of Proceeds. The Bank shall retain the net proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral and, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care and safekeeping of any or all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses, apply such net proceeds to the payment in whole or in part of the Obligations in such order as the Bank may elect, the Borrower remaining liable for any amount remaining unpaid (and any attorneys' fees paid by the Bank in collecting such deficiency) after such application. Only after applying such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Bank account for the surplus, if any, to the Borrower or to whomsoever may be lawfully entitled to the same.

VIII.  MISCELLANEOUS.
     (A) Notices. Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or any other address which such party shall have specified for the purpose of communications hereunder by notice to the other parties hereunder. Each such notice, request or other communication shall be effective (1) if given by mail, three days after such communication is deposited, certified or registered, in the mails with first class postage prepaid, addressed as aforesaid; or (2) if given by other means, when delivered at the address specified in this subsection (A). The Bank shall provide a copy of any notice to the Borrower to McGuire, Woods, Battle & Boothe LLP, 1750 Tysons Boulevard, Suite 1800, McLean, Virginia 22102, Attn:
Jocelyn W. Brittin, Esquire.

     (B) No Waivers. No failure on the part of the Bank to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege under this Agreement or any document or agreement contemplated hereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (C) Compensation and Expenses of the Bank. The Borrower shall pay to the Bank from time to time upon demand, all of the fees, costs and expenses incurred by the Bank (including, without limitation, the reasonable fees and disbursements of counsel and any amounts payable by the Bank to any of its agents, whether on account of fees, indemnities or otherwise) (1) arising in connection with the preparation, administration, modification, amendment, waiver or termination of this Agreement or any document or agreement contemplated hereby or any consent or waiver hereunder or thereunder or (2) incurred in connection with the administration of this Agreement, or any document or agreement contemplated hereby, or in connection with the adminis-tration, sale or other disposition of Collateral hereunder or under any document or agreement contemplated hereby or the preservation, protection or defense of the rights of the Bank in and to the Collateral.

     (D) Indemnification. The Borrower shall at all times hereafter indemnify, hold harmless and, on demand, reimburse the Bank, its subsidiaries, affiliates, successors, assigns, officers, directors, employees and agents, and their respective heirs, executors, administrators, successors and assigns (all of the foregoing parties, including, but not limited to, the Bank, being hereinafter collectively referred to as the "Indemnitees" and individually as an "Indemnitee") from, against and for any and all liabilities, obligations, claims, damages, actions, penalties, causes of action, losses, judgments, suits, costs, expenses and disbursements, including, without limitation, attorney's fees (any and all of the foregoing being hereinafter collectively referred to as the "Liabilities" and individually as a "Liability") which the Indemnitees, or any of them, might be or become subjected, by reason of, or arising out of the preparation, execution, delivery, modification, administration or enforcement of, or performance of the Bank's rights under, this Agreement or any other document, instrument or agreement contemplated hereby or executed in connection herewith; provided that the Borrower shall not be liable to any Indemnitee for any Liability caused solely by the gross negligence or willful misconduct of such Indemnitee. In no event shall any Indemnitee, as a condition to enforcing its rights under this subsection (D) or otherwise, be obligated to make a claim against any other person (including, without limitation, the Bank) to enforce its rights under this subsection (D).

     (E) Amendments, Supplements and Waivers. The parties hereto may, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement, waiving any provisions hereof or changing in any manner the rights of the parties.

     (F) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Bank's successors and assigns. Nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

     (G) Waiver of Jury Trial; Submission to Jurisdiction. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT, EITHER NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Borrower irrevocably (i) submits to the jurisdiction of any Virginia state court or federal court sitting in the state of Virginia with respect to any suit, action, or proceeding relating to this Agreement, either Note, or any other Loan Document, (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum, and (iii) waives the right to object that any such court does not have jurisdiction over it. Nothing in this paragraph shall affect the Bank's right to serve process in any other manner permitted by law or to bring proceedings against the Borrower in any other court having jurisdiction.

     (H) Termination; Survival. This Agreement shall terminate when the security interests granted hereunder have terminated and the Collateral has been released as provided in Section III(F); provided that the obligations of the Borrower under any of
Section VI(B)(18), VIII(C) and VIII(D) shall survive any such termination.

     (I) Entire Agreement. This Agreement, the Lockbox Agreement, the Subordination Agreements, the Notes and the other Loan Documents set forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all previous understandings, written or oral, in respect thereof.

     (J)  Limitation of Law; Severability.

     (1) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

     (2)  If any provision hereof is invalid and
unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

     (K) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.


[Signatures begin on following page]

WITNESS the following signatures and seals:


                                       HADRON, INC.
                                                                 [SEAL]
Suite 404 West
7611 Little River Turnpike
Annandale, Virginia  22003-2602
                                        /S/ C.W. GILLULY
                                  By: ___________________________________
                                  Name:  C.W. Gilluly
                                  Title:  Chairman and Chief Executive Officer


                                       AVENUE TECHNOLOGIES, INC.
                                                                   [SEAL]
Suite 300
5904 Richmond Highway
Alexandria, Virginia  22303
                                            /S/ C. Scott Reuther
                                       By: ____________________________________
                                       Name:  C. Scott Reuther
                                       Title: Chief Operating Officer

                                       VAIL RESEARCH AND TECHNOLOGY
                                         CORPORATION
                                                                     [SEAL]
Address:
                                            /S/ MICHAEL JEROME
                                       By: ____________________________________
                                       Name: Michael Jerome
                                       Title:  Chief Operating Officer



                                       SYCOM SERVICES, INC.
                                                                     [SEAL]
Address:
                                            /S/ C.W. GILLULY
                                      By: ____________________________________
                                      Name: C.W. Gilluly
                                      Title:  Chief Executive Officer


                                      ENGINEERING & INFORMATION SERVICES, INC.
                                                                      [SEAL]
Address:
                                           /S/ C.W. GILLULY
                                      By: ____________________________________
                                      Name: C.W. Gilluly
                                      Title: Chief Executive Officer


                                      UNITED BANK
                                                                       [SEAL]
2071 Chain Bridge Road
Vienna, Virginia  22182
                                          /S/ MARK D. MOORE
                                       By: ____________________________________
                                       Mark D. Moore, Senior Vice President

APPENDIX 1

Borrower's Current Chief Executive Office:

1.  Hadron, Inc. and Vail Research and Technology Corporation

     7611 Little River Turnpike, Suite 404 West
     Annandale, Virginia 22003-2602

2.   Sycom Services, Inc. and Engineering & Information Services, Inc.

     6810 Deerpath Road, 4th Floor
     Elkridge, Maryland 21075

3.   Avenue Technologies, Inc.

     5904 Richmond Highway
     Suite 202 and 300
     Alexandria, Virginia 22303


Previous Chief Executive Offices (last 4 months only):

None.


Locations of Records of Receivables
and Other Intangibles:

1.   Hadron, Inc. and Vail Research and Technology Corporation

     7611 Little River Turnpike, Suite 404 West
     Annandale, Virginia 22003-2602

2.   Sycom Services, Inc. and Engineering & Information Services, Inc.

     6810 Deerpath Road, 4th Floor
     Elkridge, Maryland 21075

3.   Avenue Technologies, Inc.

     5904 Richmond Highway
     Suite 202 and 300
     Alexandria, Virginia 22303


All Other Places of Business:

Avenue Technologies, Inc.

2711 Jefferson Davis Highway
Suite 303
Arlington, Virginia 22202

APPENDIX 2

Locations of Equipment and Inventory:

1.   Hadron, Inc. and Vail Research and Technology Corporation

     7611 Little River Turnpike, Suite 404 West
     Annandale, Virginia 22003-2602

2.   Sycom Services, Inc. and Engineering & Information Services, Inc.

     6810 Deerpath Road, 4th Floor
     Elkridge, Maryland 21075

3.   Avenue Technologies, Inc.

     5904 Richmond Highway
     Suite 202 and 300
     Alexandria, Virginia 22303

     2711 Jefferson Davis Highway
     Suite 303
     Arlington, Virginia 22202

APPENDIX 3

Trade Names, Division Names, Etc.:

None.


APPENDIX 4

Required Filings and Recordings: